Exhibit 5
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                                                                 March 9, 2000
Email: leon@getzpw.com

Creo Products Inc.
3700 Gilmore Way
Burnaby, B.C.
Canada
V5G 4M1


Dear Sirs:

          You have requested our opinion with respect to the registration by Creo Products Inc., a corporation organized under the laws of Canada (the "Corporation"), pursuant to a Registration Statement on Form S 8 (the "Registration Statement") under the United States Securities Act of 1933, as amended, of an aggregate of 3,500,000 shares of the Company's common stock, without par value (the "Common Stock" or "Common Shares") consisting of shares which may be issued pursuant to the Corporation's 1996 Stock Option Plan (the "Plan").

          For the purposes of this opinion we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact and law as we have considered relevant and necessary to form a basis for the opinions hereinafter expressed. We have assumed (i) the genuineness of all signatures, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are a pre-requisite to the effectiveness. As to matters of fact, we have relied upon statements and representations of officers and other representatives of the Corporation and certificates of public officials. We have not independently verified such facts.

          We are solicitors qualified to practice law only in the Province of British Columbia, Canada, and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of British Columbia, Canada and the federal laws of Canada applicable therein.

Based on and subject to the foregoing, it is our opinion that the Common Shares which may be issued pursuant to the Plan will, when issued and sold as contemplated by the Registration Statement, be duly authorized, validly issued, fully paid and non-assessable.


Yours truly,

/s/   GETZ PRINCE WELLS
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GETZ PRINCE WELLS




































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